Exhibit 99.1

NEWS RELEASE
1101 East Arapaho Road
Richardson TX 75081 USA
+1 (972) 234-6400 main

Financial Contact

Michael L. Paxton, VP, CFO
972.301.3658, mpaxton@intrusion.com

Media Contact

Jay Barbour, VP Marketing

972.664.8107, jbarbour@intrusion.com

INTRUSION INC. ANNOUNCES
FIRST QUARTER RESULTS

$2.0 Million Government Orders Slip

Richardson, Texas – May 11, 2006 – Intrusion Inc. (NASDAQ: INTZ), (“Intrusion”) today announced financial results for the three months ended March 31, 2006.

Revenue for the first quarter 2006 was $0.9 million compared to $1.1 million for the fourth quarter 2005 and $1.2 million for the first quarter 2005.

Intrusion’s operating loss was $1.5 million in the first quarter 2006 compared to $0.9 million in the fourth quarter 2005 and $1.0 million in the first quarter 2005.

Gross profit margin was 55 percent of revenue in the first quarter of 2006 compared to 59 percent of revenue in the fourth quarter of 2005 and 56 percent of revenue in the first quarter of 2005.

Intrusion’s first quarter 2006 operating expenses were $2.0 million, compared to $1.6 million for the fourth quarter 2005 and $1.7 million for the first quarter 2005. The increase in operating expenses includes $0.2 million in stock option based compensation expenses due to new accounting treatment for stock options under FAS123R.

As of March 31, 2006, Intrusion reported cash, cash equivalents and short-term investments of $1.6 million, working capital of $1.4 million and no debt.

In March, Intrusion announced that it has selected Silicon Valley Bank for its primary banking relationship and established a $1.0 million line of credit for working capital purposes.

“Our quarterly revenue was negatively impacted by the slippage of orders totaling $2.0 million from the U.S. Government that were originally expected to be entered in the first quarter,” stated G. Ward Paxton. “In addition, sales of Compliance Commander™ to credit unions, banks and other customers continue to be slower than expected, however the pipeline of potential Compliance Commander sales is growing. Since we began selling Compliance Commander, we have engaged with 125 customers representing a total potential sales volume of $3.4 million. We have sold Compliance Commander to 16 customers for a total of $0.4 million since product introduction,” Paxton concluded.

Intrusion’s sales in the first quarter were spread over three product lines:  Intrusion Detection 65 percent, TraceCop™ 32 percent and Compliance Commander 3 percent. Sales to the U.S. Government totaled 67 percent of total sales in the first quarter.

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CDT today. Interested investors can access the call at 1-800-399-2043 (if outside the United States,
1-706-634-5518). For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CDT until May 18, 2006 by calling 1-800-642-1687 (if outside the United States, 1-706-645-9291). At the replay prompt, enter conference identification number 8840143. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a leading global provider of regulated information compliance, entity identification systems, data privacy protection products, and network intrusion prevention and detection solutions. Intrusion’s product families include the Compliance Commander™ for regulated information compliance, data privacy protection and identity theft prevention, TraceCop™ identification and location system, Intrusion SpySnare™ for real-time inline blocking of spyware and unwanted P2P applications, and Intrusion SecureNet™ for network intrusion prevention and detection. Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks. For more information, please visit www.intrusion.com.

This release, other than historical information, may include forward-looking statements regarding future events or the future financial performance of the Company. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the difficulties in forecasting future sales caused by current economic and market conditions, the effect of military actions on government and corporate spending on information security products, spending patterns of, and appropriations to, U.S. government departments, the impact of our cost reduction programs and our refocused product line, the difficulties and uncertainties in successfully developing and introducing new products in emerging markets, market acceptance of our products, the impact of our sustained losses on our ability to successfully operate and grow our business, our stock price and our ongoing Nasdaq eligibility, our ability to generate sufficient cash flow or obtain additional financing on acceptable terms in order to fund ongoing liquidity needs, the highly competitive market for our products, the effects of sales and implementation cycles for our products on our quarterly results, difficulties in accurately estimating market growth, the consolidation of the information security industry, our ability to expand revenues through indirect sales channels, the impact of changing economic conditions, business conditions in the information security industry, our ability to manage acquisitions effectively, our ability to manage discontinued operations effectively, the impact of market peers and their products as well as risks concerning future technology and others identified in our Annual Report on Form 10-KSB, as amended, and other Securities and Exchange Commission filings. These filings can be obtained by contacting Intrusion Investor Relations.

This release may include various non-GAAP financial measures (as defined by SEC Regulation G). The Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations for the period presented by eliminating the effects of one-time and other transactions that can distort underlying operational results in order to provide greater comparability of the Company’s quarterly financial performance on a year-to-year basis. The most directly comparable GAAP financial measures and reconciliation of the differences between the GAAP financial measures can be found in the text of this release and the Company’s Unaudited Condensed Consolidated Statements of Operations attached to this release.

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	March 31,	December 31,
	2006	2005
ASSETS

Current Assets:
Cash and cash equivalents	$1,119	$2,844
Short-term investments	500	500
Accounts receivable, net of allowance for doubtful accounts of $89 in 2006 and $102 in 2005	579	443
Inventories, net	348	373
Prepaid expenses	185	191
Total current assets	2,731	4,351

Property and equipment, net	220	256
Other assets	41	41
TOTAL ASSETS	$2,992	$4,648

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$982	$1,142
Deferred revenue	353	527
Total current liabilities	1,335	1,669

Stockholders’ Equity:
Preferred stock, $.01 par value:
Authorized shares – 5,000
Series 1 shares issued and outstanding – 260 Liquidation preference of $1,332	918	918
Series 2 shares issued and outstanding – 460 in 2006 and 500 in 2005 Liquidation preference of $1,155	724	787
Series 3 shares issued and outstanding – 469 in 2006 and 565 in 2005 Liquidation preference of $1,026	667	805
Common stock, $.01 par value:
Authorized shares – 80,000
Issued shares – 7,056 in 2006 and 6,919 in 2005 Outstanding shares – 7,046 in 2006 and 6,909 in 2005	71	69
Common stock held in treasury, at cost – 10 shares	(362)	(362)
Additional paid-in capital	53,346	52,994
Accumulated deficit	(53,528)	(52,053)
Accumulated other comprehensive loss	(179)	(179)
Total stockholders’ equity	1,657	2,979
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,992	$4,648

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2006	2005	2005

Revenue	$851	$1,105	$1,185
Cost of revenue	387	449	527

Gross profit	464	656	658

Operating expenses:
Sales and marketing	817	708	759
Research and development	792	596	702
General and administrative	348	258	228
Operating loss	(1,493)	(906)	(1,031)

Interest income, net	18	28	4

Loss before income taxes	(1,475)	(878)	(1,027)
Income tax provision	—	—	—
Net loss	(1,475)	(878)	(1,027)
Preferred stock dividends accrued	(45)	(39)	(29)
Beneficial conversion feature on preferred stock	—	(515)	(919)
Net loss attributable to common stockholders	$(1,520)	$(1,432)	$(1,975)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.22)	$(0.21)	$(0.33)
Weighted average shares outstanding
- Basic and Diluted	6,981	6,880	6,030